Exhibit 21
BRISTOW GROUP INC.

Subsidiaries of the Registrant as of March 31, 2010

Company	Place of Incorporation	Percentage of Stock Owned
Aero Participacoes e Empreendimentos Ltda.	Brazil	100%
ALN, Inc.	Delaware	100%
Atyrau-Bristow Airways Services	Kazakhstan	49%	*
Aviashelf Aviation Co.	Russia	48.5%	*
BL Scotia LP.	Scotland	100%
BL Holdings B.V. .	Netherlands	100%
BL Participacoes Ltda. .	Brazil	100%
Bristow Alaska, Inc.	Alaska	100%
Brilog Leasing Limited	Cayman Islands	100%
Bristow Academy Inc.	California	100%	*
Bristow Aviation Holdings Limited	England	49%
Bristow Caribbean Ltd.	Trinidad/Tobago	40%	*
Bristow Cayman Ltd.	Cayman Islands	100%
Bristow Helicopter Group Limited	England	100%	*
Bristow Helicopters Australia Pty. Ltd	Australia	100%	*
Bristow Helikopters BV	Netherlands	100%	*
Bristow Helicopters Inc.	Delaware	100%
Bristow Helicopters (International) Limited	England	100%	*
Bristow Helicopters Leasing Limited	England	60%	*
Bristow Helicopters Limited	England	100%	*
Bristow Helicopters (Nigeria) Limited	Nigeria	40%	*
Bristow International Panama, Inc.	Panama	100%
Bristow Management Services Pty Limited	Australia	100%	*
Bristow Norway AS	Norway	100%	*
Bristow Panama Inc..	Panama	100%
Bristow Southeast Asia Limited	England	100%	*
Bristow Staff Pension Scheme Trustees Limited.	England	100%	*
Bristow Technical Services Ltd	England	100%	*
Bristow (U.K.) LLP	England	100%
Bristow US L.L.C.	Louisiana	100%
Bristow International Aviation (Guernsey) Limited	Guernsey	100%	*
Caledonian Helicopters Ltd	England	100%	*
COHC General Aviation Maintenance & Engineering Co. Limited	China	13%	*
FB Heliservices Limited	England	50%	*
FB Leasing Limited	England	50%	*
FBS Limited	England	50%	*
Heliservicio Campeche S.A. de C.V.	Mexico	24%
Helideck Certification Agency Limited	Scotland	50%	*
Kingsmill Insurance Company Limited	Guernsey	100%	*
Lider Aviacao Holding S.A. .	Brazil	42.5%
Pan African Airlines (Nigeria) Ltd.	Nigeria	50.1%
Petroleum Air Services	Egypt	25%
Rotorwing Leasing Resources, LLC.	Louisiana	99%
Sakhalin Bristow Air Services Limited	England	60%	*
Severn Aviation Ltd.	England	100%	*
Sky Select Ltd.	England	100%	*
Turkmenistan Helicopters Limited	Turkmenistan	51%	*
United Helicopters Limited	England	100%	*
Viscom Limited	Scotland	33%	*

*           Percentage owned by Bristow Aviation Holdings Limited or its subsidiaries